UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016
SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 727-8399
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2016, SeaSpine Holdings Corporation (the “Company”) entered into an Asset Purchase Agreement with N.L.T Spine Ltd. (“NLT”), and NLT Spine, Inc., a wholly owned subsidiary of NLT, pursuant to which the Company has agreed to purchase certain of the assets (the “Purchased Assets”) of NLT’s medical device business (the “Medical Device Business”), including substantially all of NLT’s medical device intellectual property (the “Medical Device Intellectual Property”).
Upon the terms and subject to the conditions of the Asset Purchase Agreement, at the initial closing, NLT will convey substantially all of its non-intellectual property assets related to the Medical Device Business to the Company or its designee, the Company will enter into (i) an exclusive license agreement with NLT (the “License Agreement”), pursuant to which the Company will receive an exclusive, worldwide license to make, use, import, offer for sale, sell and otherwise commercially exploit NLT’s medical device products (the “Medical Device Products”), (ii) a transition services agreement with NLT (the “Transition Services Agreement), pursuant to which NLT will provide certain services in respect of the continued development of the Medical Device Intellectual Property and Medical Device Products and (iii) a non-competition and non-solicitation agreement with NLT (the “Non-Compete Agreement), pursuant to which NLT and its affiliates agree not to compete with the Company with respect to the Medical Device Business, subject to certain exceptions. As consideration for the Purchased Assets and NLT’s entry into the License Agreement, at the initial closing of the transaction, the Company will pay to NLT $1,000,000 in cash. In addition, after the initial closing the Company shall pay NLT as additional consideration, contingent asset purchase payments (the “Contingent Payments”) equal to declining (over time) percentages of the Company’s future net sales of certain of the Medical Device Products not to exceed $43,000,000 in the aggregate. In addition, the Company has the option, at any time following the initial closing, to terminate any future obligation to make Contingent Payments by making a one-time cash payment to NLT of $18,000,000.
The Asset Purchase Agreement also provides that, at or following the initial closing, upon the fulfillment of certain conditions, including (i) the clearance from the Food and Drug Administration of the PROW FUSION-L product family to be marketed in the United States and (ii) issuance by the Office of Chief Scientist of the Ministry of Economy of the State of Israel (the “OCS”) of written approval for the transfer of the Medical Device Intellectual Property outside the State of Israel to the Company within up to 18 months after the date thereof upon the repayment to OCS of amounts granted to or borrowed from OCS (plus accrued interest) (the “OCS Transfer Amount”) pursuant to OCS programs (the “OCS Conditional Approval”), the Company will issue to NLT $3,500,000 in shares of the Company’s common stock (the “Stock Consideration”). The Stock Consideration will be comprised of a number of shares (the “Shares”) of the Company’s common stock to be determined based on the volume weighted average closing price (“VWAP”) of the common stock during the twenty trading day period ending one trading day prior to the issuance date of the Stock Consideration, provided, however, that the minimum VWAP shall be $10.00 and the maximum VWAP shall be $17.00. If any sale of Shares results in aggregate net proceeds to NLT in excess of $3,500,000 (taking into account all sales of Shares), then NLT shall pay to the Company, in cash, an amount equal to one-half of the net proceeds received by NLT from such sale and each subsequent sale of Shares.
Following the initial closing and the issuance of the Shares, upon payment to the OCS of the OCS Transfer Amount and subject to other customary closing conditions, the Company and NLT shall complete a subsequent closing pursuant to which NLT will convey the Medical Device Intellectual Property to the Company and the License Agreement will terminate.
In addition, the Asset Purchase Agreement includes future contingent payments of up to $5,000,000 payable by the Company, at the Company’s option, in cash or in shares of common stock (the “Milestone Shares”) upon the achievement of four independent events related to the commercialization of the Medical Device Products.
The Asset Purchase Agreement provides that NLT will not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares (or any Milestone Shares) until ninety days after the applicable issuance date. The Asset Purchase Agreement also includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, each of the Company and NLT has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.
The issuance of the Shares (and any Milestone Shares, if applicable) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares (and any Milestone Shares, if applicable) may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Shares were issued in reliance upon an exemption from registration afforded by Regulation S promulgated under the Securities Act.
Pursuant to the Asset Purchase Agreement, the Company has agreed to register the Shares and Milestone Shares, if any, following such issuance to NLT. The Company is required to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) and to cause such registration statement to be declared effective by the SEC within 90 days after the issuance date of the Shares or Milestone Shares, as applicable, and to keep such registration statement effective until the earlier of (i) nine (9) months after the date that the registration statement becomes effective and (ii) the date that all of the Shares or Milestone Shares, as the case may be, have been sold.
The foregoing summary of the Asset Purchase Agreement (including the forms of ancillary agreements that are exhibits thereto) is subject to, and qualified in its entirety by reference to, the Asset Purchase Agreement (including the forms of ancillary agreements that are exhibits thereto), a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, the Board of Directors of SeaSpine Holdings Corporation (the “Company”) approved the adoption of an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2015 Incentive Award Plan (the “Plan”), which provides for the assumption of stock options in certain changes of control in which the consideration to the Company or the Company’s stockholders in such transaction consists of at least 20% in publicly-traded securities of the acquiror or its affiliate. If no such assumption occurs in connection with a change of control, awards issued under the Plan will be treated pursuant to the existing terms of the Plan.

The Plan Amendment also provides that, in the event of a participant’s involuntary termination following a change in control, the vesting and/or exercisability of all outstanding equity awards held by that participant will accelerate. In addition, in the event of a change in control, if a participant incurs an involuntary termination following a change in control, then outstanding options will remain exercisable for the full original term of such options. If a participant is a non-employee director, all of his or her equity awards will vest upon a change in control and outstanding options held by such non-employee director will remain exercisable for the full original term of such options.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 8.01    Other Events.

On August 18, 2016, the Company issued a press release announcing the signing of the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date: August 18, 2016	/s/ Patrick Keran
Patrick Keran
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, dated as of August 16, 2016

99.1	Press Release, dated August 18, 2016